UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 31, 2015
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RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	11690 NW 105th Street Miami, Florida	33178
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In August 2014, we announced that John H. Williford, President - Global Supply Chain Solutions would be retiring effective March 2015. We also announced that, upon Mr. Williford's retirement, the Company's dedicated services business would report separately to our Chief Executive Officer, Robert E. Sanchez. As a result of the separate management structure, consistent with accounting policy, our segment reporting structure will change as described below. We believe this change will increase our focus on the industry groups served within SCS, elevate the profile of the Ryder dedicated product line and provide investors greater insight into the Company's consolidated results.

Beginning the period ended March 31, 2015,

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Supply chain services including dedicated services provided as part of an integrated, multi-service supply chain solution (which utilizes approximately 5,200 vehicles in our fleet) will continue to be reported as Supply Chain Solutions.

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Stand-alone dedicated services not provided as part of an integrated, multi-service supply chain solution (which utilizes approximately 7,400 vehicles in our fleet) will be reported separately as Dedicated Transportation Solutions.

There will be no change to our Fleet Management Solutions reporting segment.

This current report on Form 8-K provides supplemental information regarding the changes to our reporting segments. The information contained in Exhibit 99.1 to this Form 8-K is being furnished for informational purposes and to provide investors with historical quarterly and annual financial information on a basis consistent with the Company's new segment reporting presentation.

The information included in this Form 8-K does not amend or restate the Company's audited consolidated financial statements and does not modify or update the disclosures in, or reflect events occurring subsequent to the filing of, the Company's Form 10-K for the fiscal year ended December 31, 2014.

Item 9.01(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit 99.1	Supply Chain Solutions and Dedicated Transportation Solutions Historical Reclassification

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2015	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Art A. Garcia
Art A. Garcia, Executive Vice President and Chief Financial Officer